Exhibit 99.1

For further information:

Media Contact:

Amy Yuhn

312-564-1378

ayuhn@theprivatebank.com

Investor Relations Contact:

Sarah Lewensohn

312-564-3894

slewensohn@theprivatebank.com

For Immediate Release

PrivateBancorp Reports Fourth Quarter and Full Year 2012 Results

•	Fourth quarter earnings per share of $0.26

•	Loan growth of 5 percent during the quarter

•	Full year 2012 diluted earnings per share of $0.88, compared to $0.43 per share in 2011

CHICAGO, January 22, 2013 – PrivateBancorp, Inc. (NASDAQ: PVTB) today reported net income available to common shareholders of $20.0 million, or $0.26 per diluted share, for the fourth quarter 2012, compared to $7.6 million, or $0.11 per diluted share, for the fourth quarter 2011. For the 12 months ended December 31, 2012, the Company had net income available to common shareholders of $64.5 million, or $0.88 per diluted share, compared to $30.7 million, or $0.43 per diluted share, for the prior year.

“Our 2012 performance demonstrates our commitment to improved earnings and a stronger balance sheet as we more than doubled net income, grew our business and strengthened asset quality,” said Larry D. Richman, President and Chief Executive Officer, PrivateBancorp, Inc.

“We continued our earnings momentum in the fourth quarter and leveraged our client relationship development capabilities to generate solid loan and deposit growth, including significant year-end activity, and increased fee income,” Richman continued. “Non-performing assets declined again this quarter as disposition activity continued. Despite continued pressure on net interest margin from the competitive environment, we succeeded in growing both net revenue and net income.

“As we move into 2013, our clients are telling us they are generally feeling better about their business performance even though their economic outlook is impacted by the continued uncertainty over fiscal policy,” Richman concluded. “We will remain focused on developing profitable new relationships, to do more for our existing clients and to manage expenses in order to continue to drive improved profitability and shareholder return.”

Fourth Quarter Results

•	Net income was $20.0 million, or $0.26 per share, for the fourth quarter and included a charge of $2.2 million, or $0.03 per share, associated with the redemption of the TARP preferred shares.

•	Net interest income of $104.8 million for the fourth quarter was relatively unchanged from the third quarter 2012 as higher loan balances offset the impact of lower loan and investment yields.

•	Total loans grew 5 percent in the fourth quarter to $10.1 billion, primarily from commercial and industrial loans.

•	Total deposits increased 7 percent during the fourth quarter to $12.2 billion at December 31, 2012, including a 12 percent increase in noninterest bearing deposits.

•

Asset quality continued to improve in the fourth quarter with a 21 percent reduction in non-performing assets from September 30, 2012. Non-performing assets to total assets were 1.57 percent at December 31, 2012, compared to 2.09 percent at September 30, 2012.

Operating Performance

Net revenue was $135.0 million in the fourth quarter 2012, compared to $129.0 million in the fourth quarter 2011 and $134.0 million in the third quarter 2012. Operating profit was $53.7 million in the fourth quarter 2012, compared to $52.8 million in the fourth quarter 2011 and $52.2 million in the third quarter 2012. Increased revenue from fee income and loan growth contributed to a 3 percent increase in operating profit compared to the previous quarter. For the full year 2012, net revenue increased 5 percent to $533.8 million compared to 2011. For the full year, operating profit was $206.7 million, compared to $206.0 million in 2011. The full year results include net securities losses of $205,000 for 2012 and net securities gains of $5.8 million for 2011.

Net interest income was $104.8 million in the fourth quarter 2012, compared to $103.0 million for the fourth quarter 2011 and $105.4 million in the third quarter 2012. For the full year 2012, net interest income increased 3 percent to $419.9 million, from $407.1 million for full year 2011. Growth in average loans offset the impact of lower loan and investment yields during the fourth quarter; however, net interest income was impacted by $1.8 million of interest expense associated with $125 million of subordinated debt issued in mid-October to refinance a portion of the TARP preferred stock redemption.

Net interest margin was 3.16 percent for the fourth quarter 2012, compared to 3.48 percent in the fourth quarter 2011 and 3.35 percent for the third quarter 2012. Net interest margin this quarter was impacted by a number of items including a reduction of 9 basis points attributable to the Company’s decision to have higher cash balances on deposit at the Federal Reserve, 7 basis points attributable to the subordinated debt issued as part of the redemption of TARP, and the remaining 3 basis points attributable to declining asset yields offset by improved deposit costs and mix.

Non-interest income was $29.5 million in the fourth quarter 2012, compared to $25.4 million in the fourth quarter 2011 and $27.8 million in the third quarter 2012. Growth in mortgage banking, and treasury management fees contributed to the increase in non-interest income in the fourth quarter. Mortgage banking benefited from growth in the mortgage banking team during the year and continued demand for refinancing during the quarter. The fourth quarter 2012 capital markets revenue included a positive credit valuation adjustment of $854,000 compared to $244,000 in the fourth quarter 2011, and $5,000 in the third quarter 2012. For the full year 2012, non-interest income, excluding net securities gains, increased 20 percent to $111.2 million compared to $92.5 million in the prior year.

Expenses

Non-interest expense was $81.3 million in the fourth quarter 2012, compared to $76.2 million in the fourth quarter 2011 and $81.7 million in the third quarter 2012. Non-interest expense for the full year 2012 was $327.1 million, compared to $302.3 million for the full year 2011. Net foreclosed property expense was higher in the fourth quarter 2012 and reflects greater losses on a higher volume of OREO sales and increased property ownership costs, while valuation impairments remained elevated. The efficiency ratio for the fourth quarter 2012 was 60.2 percent, compared to 59.1 percent for the fourth quarter 2011, and 61.0 percent for the third quarter 2012.

The effective tax rate for the fourth quarter was 42 percent and was largely impacted by reduced tax benefits relating to previously awarded stock-based compensation. Based on current statutory tax rates, the Company estimates an effective tax rate for 2013 in the range of 38 to 39 percent.

Credit Quality

The 2012 results reflect continued progress in improving overall asset quality. Non-performing assets declined 43 percent from December 31, 2011 and 21 percent from the third quarter 2012. Non-performing assets to total assets were 1.57 percent at December 31, 2012, compared to 3.11 percent at December 31, 2011, and 2.09 percent at September 30, 2012. Non-performing assets declined meaningfully again this quarter driven by a 26 percent reduction to inflows and ongoing disposition activity. Disposition of problem loans and OREO together remain in line with prior quarter activity levels. Special mention and potential problem loans were $204.7 million at the end of the fourth quarter, down 46 percent from a year ago and 6 percent from the third quarter 2012. The Company continues to focus on improving asset quality, and expects lower nonperforming assets as it moves through the next several quarters.

The allowance for loan losses at December 31, 2012 was 1.59 percent of total loans, down from 2.13 percent at December 31, 2011 and 1.73 percent at September 30, 2012. The allowance for loan losses as a percentage of non-performing loans was 116 percent at December 31, 2012, compared to 74 percent at December 31, 2011, and 93 percent at September 30, 2012. While the general allocated reserve remained relatively flat from last quarter as a function of higher loan growth and improved portfolio mix and overall asset quality, the amount of specific reserves declined as a result of the decreasing impaired loan population. Charge-offs were down 49 percent compared to the fourth quarter 2011, and down 8 percent compared to the previous quarter.

Credit quality results exclude covered assets acquired through an FDIC-assisted transaction that are subject to a loss-sharing agreement.

Balance Sheet

Total assets were $14.1 billion at December 31, 2012, compared to $12.4 billion at December 31, 2011, and $13.3 billion at September 30, 2012. Total loans were $10.1 billion at December 31, 2012, an increase of 13 percent from December 31, 2011, and an increase of 5 percent from September 30, 2012. The loan growth was primarily in commercial and industrial loans, which is 64 percent of our total loan portfolio. A portion of the loan growth, which was elevated relative to prior quarters in 2012, included client borrowings in response to potential changes in the future tax rates, of which a portion may be repaid or syndicated in the first half of 2013.

Total deposits were $12.2 billion at December 31, 2012, compared to $10.4 billion at December 31, 2011, and $11.4 billion at September 30, 2012. This quarter the Company saw increased deposit inflows that resulted in a higher level of cash on deposit at the Federal Reserve. The Company built higher levels of liquid assets in the second half of the year in part due to uncertainty relating to the potential impact on deposit activity from the expiration at year-end of the unlimited FDIC deposit insurance on non-interest bearing transaction accounts. Consistent with the activity seen last year, the Company expects some deposit outflows to occur in the first quarter 2013. The Company will pursue appropriate opportunities to manage balance sheet movements and reduce excess funds.

The Company’s investment securities portfolio was $2.3 billion at December 31, 2012, flat compared to December 31, 2011, and September 30, 2012. The securities portfolio is primarily composed of U.S. government agency backed mortgage securities, agency backed collateralized mortgage obligations, and investment grade municipal bonds.

Capital

On October 24, 2012, the Company used the net proceeds from subordinated debt and common stock offerings in October 2012, plus additional cash on its balance sheet to redeem the $243.8 million of preferred stock issued under TARP. In connection with the transaction in the fourth quarter, the Company accelerated accretion of the remaining $2.2 million discount on the preferred stock and paid $813,000 of preferred dividends upon redemption. Going forward, the TARP repayment eliminates approximately $3.4 million of quarterly preferred dividends and discount accretion. Subordinated debt issued in October 2012 will add approximately $2.2 million, or $1.4 million after tax, of incremental, quarterly interest expense.

As of December 31, 2012, the total risk-based capital ratio was 13.13 percent, the Tier 1 risk-based capital ratio was 10.48 percent, and the leverage ratio was 9.50 percent. Tier 1 common capital ratio was 8.50 percent and tangible common equity ratio was 7.88 percent at the end of the fourth quarter 2012.

Quarterly Conference Call and Webcast Presentation

PrivateBancorp will host a conference call on Tuesday, January 22, 2013, at 10 a.m. CT. The call may be accessed by telephone at (888) 782-9127 (U.S. and Canada) or (706) 634-5643 (International) and entering passcode # 85400469. A live webcast of the call can be accessed on the Company website at www.theprivatebank.com by visiting the Investor Relations tab under the About Us section. A rebroadcast will be available beginning approximately two hours after the call until midnight on February 5, 2013, by calling (855) 859-2056 (U.S. and Canada) or (404) 537-3406 (International) and entering passcode # 85400469.

About PrivateBancorp, Inc.

PrivateBancorp, Inc., through its subsidiaries, delivers customized business and personal financial services to middle-market companies, as well as business owners, executives, entrepreneurs and families in all of the markets and communities we serve. As of December 31, 2012, the Company had 35 offices in 10 states and $14.1 billion in assets. The Company website is www.theprivatebank.com.

Forward-Looking Statements

Statements contained in this press release that are not historical facts may constitute forward-looking statements within the meaning of federal securities laws. Our ability to predict results or the actual effects of future plans, strategies or events is inherently uncertain. Factors which could cause actual results to differ from those reflected in forward-looking statements include, but are not limited to: unforeseen credit quality problems or further deterioration in problem loans that could result in charge-offs greater than we have anticipated in our allowance for loan losses; slower than anticipated dispositions of other real estate owned which may result in increased losses and ongoing elevated foreclosed property expense; continued uncertainty regarding U.S. and global economic recovery and economic outlook, and ongoing volatility in market conditions, that may impact credit quality or prolong weakness in demand for loans or other banking products and services; unanticipated changes in interest rates; competitive pricing trends; lack of sufficient or cost-effective sources of liquidity or funding as and when needed; loss of key personnel or an inability to recruit and retain appropriate talent; uncertainty relating to recently proposed regulatory capital rules that could, depending on the nature of our assets, require us to maintain higher levels of regulatory capital; uncertainty regarding implications of other changes in regulatory requirements relating to implementation of the Dodd-Frank Wall Street Reform and Consumer Protection Act that may negatively affect our revenues or profitability; other legislative, regulatory or accounting changes affecting financial services companies and/or the products and services offered by financial services companies; changes in monetary or fiscal policies of the U.S. Government; or failures or disruptions to our data processing or other information or operational systems, including the potential impact of disruptions or breaches at our third party service providers. Forward-looking statements are subject to risks, assumptions and uncertainties and could be significantly affected by many factors, including those set forth in the “Risk Factors” section of our Form 10-K for the year ended December 31, 2011 as well as those set forth in our subsequent periodic and current reports filed with the SEC. These factors should be considered in evaluating forward- looking statements and undue reliance should not be placed on our forward-looking statements. Forward-looking statements speak only as of the date they are made and we assume no obligation to update any of these statements in light of new information, future events or otherwise, unless required under the federal securities laws.

Non-GAAP Measures

This press release contains both financial measures based on accounting principles generally accepted in the United States (GAAP) and non-GAAP based financial measures. The Company believes that these non-GAAP financial measures provide information useful to investors in understanding the underlying operational performance of the Company, its business, and performance trends and facilitates comparisons with the performance of others in the banking industry. If non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconcilement to the comparable GAAP financial measure, can be found in this press release. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Editor’s Note: Financial highlights attached.

Consolidated Income Statements (Amounts in thousands except per share data)

	Three Months Ended December 31,		Years Ended December 31,
	2012	2011	2012	2011
	unaudited	unaudited	unaudited	audited
Interest Income
Loans, including fees	$108,172	$102,897	$423,211	$413,109
Federal funds sold and other short-term investments	452	215	965	1,181
Securities:
Taxable	12,938	15,173	56,826	61,026
Exempt from Federal income taxes	1,462	1,273	5,487	5,439
Other interest income	168	90	547	391

Total interest income	123,192	119,648	487,036	481,146

Interest Expense
Interest-bearing demand deposits	985	585	3,378	2,439
Savings deposits and money market accounts	4,531	4,857	17,604	22,957
Brokered and time deposits	5,561	5,561	21,832	24,676
Short-term borrowings	77	152	443	2,011
Long-term debt	7,235	5,511	23,846	21,936

Total interest expense	18,389	16,666	67,103	74,019

Net interest income	104,803	102,982	419,933	407,127
Provision for loan and covered loan losses	13,177	31,611	71,425	132,897

Net interest income after provision for loan and covered loan losses	91,626	71,371	348,508	274,230

Non-interest Income
Trust and Investments	4,232	3,992	17,017	17,826
Mortgage banking	4,197	3,032	13,460	6,703
Capital markets products	6,744	5,471	25,958	19,341
Treasury management	5,606	4,813	21,510	18,181
Loan and credit-related fees	6,902	5,606	27,280	22,207
Deposit service charges and fees and other income	1,582	2,115	6,021	8,218
Net securities (losses) gains	191	364	(205)	5,771

Total non-interest income	29,454	25,393	111,041	98,247

Non-interest Expense
Salaries and employee benefits	45,253	40,729	174,948	156,763
Net occupancy expense	7,762	7,394	30,571	29,986
Technology and related costs	3,249	3,142	13,250	11,388
Marketing	2,448	2,250	10,311	8,911
Professional services	1,998	2,126	8,353	9,206
Outsourced servicing costs	1,814	2,077	7,419	8,001
Net foreclosed property expenses	9,571	6,862	38,296	27,782
Postage, telephone, and delivery	909	953	3,497	3,716
Insurance	3,290	3,462	15,186	21,287
Loan and collection expense	2,227	3,840	11,631	13,571
Other expenses	2,794	3,395	13,670	11,666

Total non-interest expense	81,315	76,230	327,132	302,277

Income before income taxes	39,765	20,534	132,417	70,200
Income tax provision	16,682	9,468	54,521	25,660

Net income	23,083	11,066	77,896	44,540
Net income attributable to noncontrolling interests	—	7	—	170

Net income attributable to controlling interests	23,083	11,059	77,896	44,370
Preferred stock dividends and discount accretion	3,043	3,430	13,368	13,690

Net income available to common stockholders	$20,040	$7,629	$64,528	$30,680

Per Common Share Data
Basic earnings per share	$0.26	$0.11	$0.88	$0.43
Diluted earnings per share	$0.26	$0.11	$0.88	$0.43
Cash dividends declared	$0.01	$0.01	$0.04	$0.04
Weighted-average common shares outstanding	75,035	70,540	71,951	70,449
Weighted-average diluted common shares outstanding	75,374	70,713	72,174	70,642

Note: Certain reclassifications have been made to prior period financial statements to place them on a basis comparable with the current period financial statements.

Quarterly Consolidated Income Statements Unaudited (Amounts in thousands except per share data)

	4Q12	3Q12	2Q12	1Q12	4Q11
Interest Income
Loans, including fees	$108,172	$106,358	$105,142	$103,539	$102,897
Federal funds sold and other short-term investments	452	248	133	132	215
Securities:
Taxable	12,938	13,907	14,723	15,258	15,173
Exempt from Federal income taxes	1,462	1,389	1,336	1,300	1,273
Other interest income	168	126	131	122	90

Total interest income	123,192	122,028	121,465	120,351	119,648

Interest Expense
Interest-bearing demand deposits	985	958	799	636	585
Savings deposits and money market accounts	4,531	4,206	4,265	4,602	4,857
Brokered and time deposits	5,561	5,860	5,394	5,017	5,561
Short-term borrowings	77	101	123	142	152
Long-term debt	7,235	5,495	5,538	5,578	5,511

Total interest expense	18,389	16,620	16,119	15,975	16,666

Net interest income	104,803	105,408	105,346	104,376	102,982
Provision for loan and covered loan losses	13,177	13,509	17,038	27,701	31,611

Net interest income after provision for loan and covered loan losses	91,626	91,899	88,308	76,675	71,371

Non-interest Income
Trust and Investments	4,232	4,254	4,312	4,219	3,992
Mortgage banking	4,197	3,685	2,915	2,663	3,032
Capital markets products	6,744	5,832	6,033	7,349	5,471
Treasury management	5,606	5,490	5,260	5,154	4,813
Loan and credit-related fees	6,902	7,479	6,372	6,527	5,606
Deposit service charges and fees and other income	1,582	1,308	1,644	1,487	2,115
Net securities (losses) gains	191	(211)	(290)	105	364

Total non-interest income	29,454	27,837	26,246	27,504	25,393

Non-interest Expense
Salaries and employee benefits	45,253	44,820	42,177	42,698	40,729
Net occupancy expense	7,762	7,477	7,653	7,679	7,394
Technology and related costs	3,249	3,432	3,273	3,296	3,142
Marketing	2,448	2,645	3,058	2,160	2,250
Professional services	1,998	2,151	2,247	1,957	2,126
Outsourced servicing costs	1,814	1,802	2,093	1,710	2,077
Net foreclosed property expenses	9,571	8,596	11,894	8,235	6,862
Postage, telephone, and delivery	909	837	882	869	953
Insurance	3,290	3,352	4,239	4,305	3,462
Loan and collection expense	2,227	3,329	2,918	3,157	3,840
Other expenses	2,794	3,289	3,424	4,163	3,395

Total non-interest expense	81,315	81,730	83,858	80,229	76,230

Income before income taxes	39,765	38,006	30,696	23,950	20,534
Income tax provision	16,682	14,952	13,192	9,695	9,468

Net income	23,083	23,054	17,504	14,255	11,066
Net income attributable to noncontrolling interests	—	—	—	—	7

Net income attributable to controlling interests	23,083	23,054	17,504	14,255	11,059
Preferred stock dividends and discount accretion	3,043	3,447	3,442	3,436	3,430

Net income available to common stockholders	$20,040	$19,607	$14,062	$10,819	$7,629

Per Common Share Data
Basic earnings per share	$0.26	$0.27	$0.19	$0.15	$0.11
Diluted earnings per share	$0.26	$0.27	$0.19	$0.15	$0.11
Cash dividends declared	$0.01	$0.01	$0.01	$0.01	$0.01
Weighted-average common shares outstanding	75,035	71,010	70,956	70,780	70,540
Weighted-average diluted common shares outstanding	75,374	71,274	71,147	70,932	70,713

Note: Certain reclassifications have been made to prior period financial statements to place them on a basis comparable with the current period financial statements.

Consolidated Balance Sheets (Dollars in thousands)

	12/31/12	09/30/12	06/30/12	03/31/12	12/31/11
	unaudited	unaudited	unaudited	unaudited	audited
Assets
Cash and due from banks	$234,308	$143,573	$141,563	$166,062	$156,131
Fed funds sold and other short-term investments	707,143	470,984	315,378	193,571	205,610
Loans held for sale	49,696	49,209	35,342	29,185	32,049
Securities available-for-sale, at fair value	1,451,160	1,550,516	1,625,649	1,705,649	1,783,465
Securities held-to-maturity, at amortized cost	863,727	784,930	693,277	598,066	490,143
FHLB stock	43,387	43,387	43,467	40,695	40,695
Loans - excluding covered assets, net of unearned fees	10,139,982	9,625,421	9,436,235	9,222,253	9,008,561
Allowance for loan losses	(161,417)	(166,859)	(174,302)	(183,844)	(191,594)

Loans, net of allowance for loan losses and unearned fees	9,978,565	9,458,562	9,261,933	9,038,409	8,816,967

Covered assets	194,216	208,979	244,782	276,534	306,807
Allowance for covered loan losses	(24,011)	(21,500)	(21,733)	(26,323)	(25,939)

Covered assets, net of allowance for covered loan losses	170,205	187,479	223,049	250,211	280,868

Other real estate owned, excluding covered assets	81,880	97,833	109,836	123,498	125,729
Premises, furniture, and equipment, net	39,508	40,526	38,177	37,462	38,633
Accrued interest receivable	34,832	36,892	37,089	36,033	35,732
Investment in bank owned life insurance	52,513	52,134	51,751	51,356	50,966
Goodwill	94,521	94,534	94,546	94,559	94,571
Other intangible assets	12,828	13,500	14,152	14,683	15,353
Capital markets derivative assets	90,405	104,697	102,613	97,805	101,676
Other assets	152,837	149,798	154,354	145,920	148,282

Total assets	$14,057,515	$13,278,554	$12,942,176	$12,623,164	$12,416,870

Liabilities
Demand deposits:
Noninterest-bearing	$3,690,340	$3,295,568	$2,920,182	$3,054,536	$3,244,307
Interest-bearing	1,057,390	893,194	785,879	714,522	595,238
Savings deposits and money market accounts	4,912,820	4,381,595	4,146,022	4,347,832	4,378,220
Brokered time deposits	993,455	1,290,796	1,484,435	961,481	815,951
Time deposits	1,519,629	1,498,287	1,398,012	1,344,341	1,359,138

Total deposits	12,173,634	11,359,440	10,734,530	10,422,712	10,392,854
Short-term borrowings	5,000	5,000	335,000	355,000	156,000
Long-term debt	499,793	374,793	374,793	379,793	379,793
Accrued interest payable	7,141	5,287	5,855	5,425	5,567
Capital markets derivative liabilities	93,029	108,094	105,773	100,109	104,140
Other liabilities	71,752	62,500	52,071	47,971	81,764

Total liabilities	12,850,349	11,915,114	11,608,022	11,311,010	11,120,118

Equity
Preferred stock	—	241,585	241,185	240,791	240,403
Common stock	77,015	71,884	71,843	71,611	71,483
Treasury stock	(24,150)	(22,736)	(22,639)	(21,749)	(21,454)
Additional paid-in capital	1,053,821	983,739	978,510	973,417	968,787
Retained earnings/(accumulated deficit)	52,416	33,150	14,268	932	(9,164)
Accumulated other comprehensive income, net of tax	48,064	55,818	50,987	47,152	46,697

Total equity	1,207,166	1,363,440	1,334,154	1,312,154	1,296,752

Total liabilities and equity	$14,057,515	$13,278,554	$12,942,176	$12,623,164	$12,416,870

Note: Certain reclassifications have been made to prior period financial statements to place them on a basis comparable with the current period financial statements.

Selected Financial Data Unaudited (Amounts in thousands except per share data)

	4Q12	3Q12	2Q12	1Q12	4Q11
Selected Statement of Income Data:
Net interest income	$104,803	$105,408	$105,346	$104,376	$102,982
Net revenue (1) (2)	$135,022	$133,974	$132,291	$132,560	$129,046
Operating profit (1) (2)	$53,707	$52,244	$48,433	$52,331	$52,816
Provision for loan and covered loan losses	$13,177	$13,509	$17,038	$27,701	$31,611
Income before taxes	$39,765	$38,006	$30,696	$23,950	$20,534
Net income available to common stockholders	$20,040	$19,607	$14,062	$10,819	$7,629

Per Common Share Data:
Basic earnings per share	$0.26	$0.27	$0.19	$0.15	$0.11
Diluted earnings per share	$0.26	$0.27	$0.19	$0.15	$0.11
Dividends declared	$0.01	$0.01	$0.01	$0.01	$0.01
Book value (period end) (1)	$15.65	$15.49	$15.09	$14.79	$14.72
Tangible book value (period end) (1) (2)	$14.26	$14.00	$13.59	$13.29	$13.19
Market value (close)	$15.32	$15.99	$14.76	$15.17	$10.98
Book value multiple	0.98x	1.03x	0.98x	1.03x	0.75x

Share Data:
Weighted-average common shares outstanding	75,035	71,010	70,956	70,780	70,540
Weighted-average diluted common shares outstanding	75,374	71,274	71,147	70,932	70,713
Common shares issued (at period end)	78,062	73,291	73,273	73,205	72,514
Common shares outstanding (at period end)	77,115	72,436	72,424	72,415	71,745

Performance Ratios:
Return on average assets	0.67%	0.70%	0.55%	0.46%	0.36%
Return on average common equity	6.64%	7.00%	5.18%	4.05%	2.86%
Net interest margin (1) (2)	3.16%	3.35%	3.46%	3.53%	3.48%
Fee revenue as a percent of total revenue (1)	21.83%	21.02%	20.12%	20.79%	19.55%
Non-interest income to average assets	0.85%	0.85%	0.83%	0.89%	0.82%
Non-interest expense to average assets	2.35%	2.49%	2.64%	2.59%	2.45%
Net overhead ratio (1)	1.50%	1.64%	1.81%	1.70%	1.64%
Efficiency ratio (1) (2)	60.22%	61.00%	63.39%	60.52%	59.07%

Selected Information:
Assets under management and administration (AUMA) (1)	$5,196,094	$5,007,235	$4,738,973	$4,879,947	$4,303,547
Custody assets included in AUMA	$2,345,410	$2,192,530	$2,073,777	$2,060,455	$1,599,528
Credit valuation adjustment on capital markets derivatives (1)	$854	$5	$(830)	$19	$244

Balance Sheet Ratios:
Loans to deposits (period end) (3)	83.29%	84.73%	87.91%	88.48%	86.68%
Average interest-earning assets to average interest-bearing liabilities	150.03%	147.76%	146.44%	149.68%	150.70%

Capital Ratios (period end):
Total risk-based capital (1)	13.13%	13.90%	14.12%	14.20%	14.28%
Tier 1 risk-based capital (1)	10.48%	12.24%	12.25%	12.31%	12.38%
Tier 1 leverage ratio (1)	9.50%	11.15%	11.20%	11.35%	11.33%
Tier 1 common equity to risk-weighted assets (1) (2)	8.50%	8.12%	8.05%	8.04%	8.04%
Tangible common equity to tangible assets (1) (2)	7.88%	7.70%	7.67%	7.69%	7.69%
Total equity to total assets	8.59%	10.27%	10.31%	10.39%	10.44%

(1)	Refer to Glossary of Terms for definition.
(2)	This is a non-U.S. GAAP financial measure. Refer to Non-U.S. GAAP Financial Measures for a reconciliation from non-U.S. GAAP to U.S. GAAP.
(3)	Excludes covered assets. Refer to Glossary of Terms for definition.

Loan Composition (excluding covered assets(1)) (Dollars in thousands)

	12/31/12	% of Total	09/30/12	% of Total	06/30/12	% of Total	03/31/12	% of Total	12/31/11	% of Total
	unaudited		unaudited		unaudited		unaudited		audited
Commercial and industrial	$4,901,210	48%	$4,666,375	48%	$4,523,780	48%	$4,325,558	47%	$4,192,842	46%
Commercial - owner-occupied CRE	1,595,574	16%	1,437,935	15%	1,384,831	15%	1,175,729	13%	1,130,932	13%

Total commercial	6,496,784	64%	6,104,310	63%	5,908,611	63%	5,501,287	60%	5,323,774	59%

Commercial real estate	2,129,238	21%	2,069,423	21%	2,124,492	23%	2,378,640	26%	2,233,851	25%
Commercial real estate - multi-family	546,447	5%	544,775	6%	499,250	5%	493,218	5%	452,595	5%

Total commercial real estate	2,675,685	26%	2,614,198	27%	2,623,742	28%	2,871,858	31%	2,686,446	30%

Construction	190,496	2%	162,724	2%	171,014	2%	127,837	1%	287,002	3%
Residential real estate	373,580	4%	360,094	4%	330,254	3%	308,880	3%	297,229	3%
Home equity	167,760	2%	170,068	2%	174,131	2%	175,972	2%	181,158	2%
Personal	235,677	2%	214,027	2%	228,483	2%	236,419	3%	232,952	3%

Total loans	$10,139,982	100%	$9,625,421	100%	$9,436,235	100%	$9,222,253	100%	$9,008,561	100%

(1)	Refer to Glossary of Terms for definition.

Loan Composition (excluding covered assets (1)) (Dollars in thousands) Unaudited

Commercial Loans Composition by Industry Segment

(Classified pursuant to the North American Industrial Classification System standard industry descriptions and represents our client’s primary business activity)

	12/31/12				09/30/12				12/31/11
	Amount	% of Total	Amount Non- performing	% Non- performing (2)	Amount	% of Total	Amount Non- performing	% Non- performing (2)	Amount	% of Total
Manufacturing	$1,496,719	23%	$—	—	$1,361,831	22%	$—	—	$1,257,973	24%
Healthcare	1,514,496	23%	322	*	1,346,520	22%	—	—	1,218,205	23%
Wholesale trade	635,477	10%	—	—	641,077	10%	1,829	*	482,386	9%
Finance and insurance	584,763	9%	194	*	489,261	8%	201	*	454,830	8%
Real estate, rental and leasing	359,947	6%	16,550	5%	349,763	6%	16,327	5%	342,860	6%
Professional, scientific and technical services	391,976	6%	10,805	3%	408,461	7%	38,673	9%	350,677	7%
Administrative, support, waste management and remediation services	426,960	7%	—	—	411,977	7%	—	—	321,912	6%
Architectural, engineering and construction	225,199	3%	629	*	262,524	4%	1,318	1%	195,875	4%
All other (3)	861,247	13%	13,413	2%	832,896	14%	2,834	*	699,056	13%

Total commercial (4)	$6,496,784	100%	$41,913	1%	$6,104,310	100%	$61,182	1%	$5,323,774	100%

Commercial Real Estate and Construction Loans Portfolio by Collateral Type
	12/31/12				09/30/12				12/31/11
	Amount Outstanding	% of Total	Amount Non- performing	% Non- performing (2)	Amount Outstanding	% of Total	Amount Non- performing	% Non- performing (2)	Amount Outstanding	% of Total
Commercial Real Estate Portfolio
Land	$240,503	9%	$19,747	8%	$244,306	9%	$19,664	8%	$230,579	9%
Residential 1-4 family	58,704	2%	13,213	23%	58,410	2%	12,523	21%	105,919	4%
Multi-family	543,622	20%	6,553	1%	544,775	21%	8,619	2%	452,595	17%
Industrial/warehouse	272,535	10%	8,902	3%	317,593	12%	10,390	3%	350,282	13%
Office	566,834	21%	5,849	1%	564,724	22%	7,056	1%	585,183	22%
Retail	472,024	18%	8,873	2%	424,683	16%	24,467	6%	431,200	16%
Healthcare	205,318	8%	—	—	164,974	6%	—	—	144,529	5%
Mixed use/other	316,145	12%	5,417	2%	294,733	12%	5,338	2%	386,159	14%

Total commercial real estate	$2,675,685	100%	$68,554	3%	$2,614,198	100%	$88,057	3%	$2,686,446	100%

Construction Portfolio (5)
Land	$—	—	$—	—	$—	—	$—	—	$—	—
Residential 1-4 family	14,160	7%	—	—	13,269	8%	—	—	32,903	11%
Multi-family	36,129	19%	—	—	24,388	15%	—	—	64,892	23%
Industrial/warehouse	29,633	16%	—	—	21,573	13%	—	—	18,911	7%
Office	8,863	5%	402	5%	34,957	21%	402	1%	43,403	15%
Retail	37,457	20%	—	—	33,719	21%	—	—	69,990	24%
Healthcare	14,196	7%	—	—	8,025	5%			7,338	3%
Mixed use/other	50,058	26%	155	*	26,793	17%	155	1%	49,565	17%

Total construction	$190,496	100%	$557	*	$162,724	100%	$557	*	$287,002	100%

(1)	Refer to Glossary of Terms for definition.
(2)	Calculated as nonperforming loans in the respective collateral type divided by total loans of the corresponding collateral type presented above.
(3)	All other consists of numerous smaller balances across a variety of industries with no category greater than 3%.
(4)	Includes loans secured by owner-occupied commercial real estate of $1.6 billion, $1.4 billion and $1.1 billion at December 31, 2012, September 30, 2012 and December 31, 2011, respectively.
(5)	Certain reclassifications have been made to prior period financial statements to place them on a basis comparable with the current period financial statements.
*	Less than 1%.

Asset Quality (excluding covered assets(1)) Unaudited (Dollars in thousands)

	4Q12	3Q12	2Q12	1Q12	4Q11
Credit Quality Key Ratios
Net charge-offs (annualized) to average loans	0.73%	0.87%	1.16%	1.57%	1.72%
Nonperforming loans to total loans	1.37%	1.87%	2.22%	2.53%	2.88%
Nonperforming loans to total assets	0.99%	1.35%	1.62%	1.85%	2.09%
Nonperforming assets to total assets	1.57%	2.09%	2.47%	2.83%	3.11%
Allowance for loan losses to:
Total loans	1.59%	1.73%	1.85%	1.99%	2.13%
Nonperforming loans	116%	93%	83%	79%	74%

Nonperforming assets
Loans past due 90 days and accruing	$—	$—	$—	$—	$—
Nonaccrual loans	138,780	179,895	209,339	233,222	259,852
OREO	81,880	97,833	109,836	123,498	125,729

Total nonperforming assets	$220,660	$277,728	$319,175	$356,720	$385,581

Restructured loans accruing interest	$60,980	$58,431	$97,690	$136,521	$100,909

Special mention loans	$96,794	$104,706	$108,052	$143,790	$204,965
Potential problem loans	$107,876	$112,929	$164,077	$184,029	$177,095

Nonperforming Loans Rollforward
Beginning balance	$179,895	$209,339	$233,222	$259,852	$304,747
Additions:
New nonaccrual loans	28,527	38,948	57,717	69,581	67,512
Reductions:
Return to performing status	(3,824)	(236)	(1,953)	(14,291)	(2,072)
Paydowns and payoffs, net of advances	(21,454)	(11,094)	(9,961)	(4,806)	(8,950)
Net sales	(20,544)	(21,351)	(25,954)	(27,479)	(27,178)
Transfer to OREO	(2,826)	(3,250)	(9,968)	(13,513)	(33,695)
Transfer to loans held for sale	—	(9,200)	—	—	—
Charge-offs	(20,994)	(23,261)	(33,764)	(36,122)	(40,512)

Total reductions	(69,642)	(68,392)	(81,600)	(96,211)	(112,407)

Balance at end of period	$138,780	$179,895	$209,339	$233,222	$259,852

OREO Rollforward
Beginning balance	$97,833	$109,836	$123,498	$125,729	$116,364
New foreclosed properties	2,826	3,250	9,968	13,513	33,695
Valuation adjustments	(5,274)	(6,245)	(9,207)	(4,522)	(3,999)
Disposals:
Sales proceeds	(11,526)	(8,041)	(13,517)	(9,078)	(18,085)
Net loss on sale	(1,979)	(967)	(906)	(2,144)	(2,246)

Balance at end of period	$81,880	$97,833	$109,836	$123,498	$125,729

Restructured Loans Accruing Interest Rollforward
Beginning balance	$58,431	$97,690	$136,521	$100,909	$106,330
Additions:
New restructured loans accruing interest	6,552	2,001	1,864	47,673	8,803
Restructured loans returned to accruing status	3,823	—	157	—	1,099
Reductions:
Paydowns and payoffs, net of advances	(3,995)	(3,935)	(14,593)	(4,661)	(3,334)
Transferred to nonperforming loans	(2,988)	(15,464)	(25,688)	(6,665)	(5,735)
Net sales	—	—	(170)	—	—
Removal of restructured loan status	(843)	(21,861)	(401)	(735)	(6,254)
Charge-offs, net	—	—	—	—	—

Balance at end of period	$60,980	$58,431	$97,690	$136,521	$100,909

(1)	Refer to Glossary of Terms for definition.

Asset Quality (excluding covered assets(1)) Unaudited (Dollars in thousands)

Credit Quality Indicators (1)

	Special Mention Loans	% of Portfolio Loan Type	Potential Problem Loans	% of Portfolio Loan Type	Non- Performing Loans	% of Portfolio Loan Type	Total Loans
As of December 31, 2012
Transformational (1)
Commercial	$71,706	1.2%	$34,745	0.6%	$23,620	0.4%	$6,067,220
Commercial real estate	6,310	0.3%	6,836	0.4%	25,344	1.3%	1,937,913
Construction	—	—	—	—	—	—	187,819
Residential real estate	—	—	3,532	1.4%	1,655	0.7%	249,569
Home equity	136	0.2%	1,490	2.0%	876	1.2%	75,619
Personal	—	—	47	*	539	0.3%	184,953

Total transformational	$78,152	0.9%	$46,650	0.5%	$52,034	0.6%	$8,703,093
Legacy (1)
Commercial	$945	0.2%	$5,750	1.3%	$18,293	4.3%	$429,564
Commercial real estate	14,899	2.0%	42,061	5.7%	43,210	5.9%	737,772
Construction	—	—	—	—	557	20.8%	2,677
Residential real estate	2,364	1.9%	10,312	8.3%	9,569	7.7%	124,011
Home equity	426	0.5%	2,861	3.1%	10,834	11.8%	92,141
Personal	8	*	242	0.5%	4,283	8.4%	50,724

Total legacy	18,642	1.3%	61,226	4.3%	86,746	6.0%	1,436,889

Total	$96,794	1.0%	$107,876	1.1%	$138,780	1.4%	$10,139,982

As of September 30, 2012
Transformational (1)
Commercial	$38,369	0.7%	$37,792	0.7%	$52,845	0.9%	$5,669,595
Commercial real estate	33,333	1.9%	1,250	0.1%	40,072	2.3%	1,768,955
Construction	—	—	—	—	—	—	159,696
Residential real estate	—	—	4,323	2.0%	1,439	0.7%	220,066
Home equity	—	—	1,528	2.2%	794	1.1%	69,700
Personal	—	—	49	*	600	0.4%	162,658

Total transformational	$71,702	0.9%	$44,942	0.6%	$95,750	1.2%	$8,050,670
Legacy (1)
Commercial	$17,078	3.9%	$4,950	1.1%	$8,337	1.9%	$434,715
Commercial real estate	13,241	1.6%	45,901	5.4%	47,985	5.7%	845,243
Construction	—	—	—	—	557	18.4%	3,028
Residential real estate	2,371	1.7%	13,018	9.3%	11,063	7.9%	140,028
Home equity	312	0.3%	3,836	3.8%	11,614	11.6%	100,368
Personal	2	*	282	0.5%	4,589	8.9%	51,369

Total legacy	33,004	2.1%	67,987	4.3%	84,145	5.3%	1,574,751

Total	$104,706	1.1%	$112,929	1.2%	$179,895	1.9%	$9,625,421

(1)	Refer to Glossary of Terms for definition.
*	Less than 0.1%.

Loan Portfolio Aging (excluding covered assets(1)) Unaudited (Dollars in thousands)

As of December 31, 2012	Current	30-59 Days Past Due	60-89 Days Past Due	90 Days Past Due and Accruing	Nonaccrual	Total Loans
Loan balances:
Commercial	$6,451,311	$2,195	$1,365	$—	$41,913	$6,496,784
Commercial real estate	2,597,780	4,073	5,278	—	68,554	2,675,685
Construction	189,939	—	—	—	557	190,496
Residential real estate	359,096	3,260	—	—	11,224	373,580
Personal and home equity	384,606	1,837	462	—	16,532	403,437

Total loans	$9,982,732	$11,365	$7,105	$—	$138,780	$10,139,982

Aging as a percent of loan balance:
Commercial	99.30%	0.03%	0.02%	—	0.65%	100.00%
Commercial real estate	97.09%	0.15%	0.20%	—	2.56%	100.00%
Construction	99.71%	—	—	—	0.29%	100.00%
Residential real estate	96.13%	0.87%	—	—	3.00%	100.00%
Personal and home equity	95.33%	0.46%	0.11%	—	4.10%	100.00%

Total loans	98.45%	0.11%	0.07%	—	1.37%	100.00%

	4Q12	3Q12	2Q12	1Q12	4Q11
Nonaccrual loans:
Commercial	$41,913	$61,182	$59,841	$40,186	$65,958
Commercial real estate	68,554	88,057	119,444	159,255	133,257
Construction	557	557	555	2,781	21,879
Residential real estate	11,224	12,502	11,028	12,069	14,589
Personal and home equity	16,532	17,597	18,471	18,931	24,169

Total	$138,780	$179,895	$209,339	$233,222	$259,852

Nonaccrual loans as a percent of total loan type:
Commercial	0.65%	1.00%	1.01%	0.73%	1.24%
Commercial real estate	2.56%	3.37%	4.55%	5.55%	4.96%
Construction	0.29%	0.34%	0.32%	2.18%	7.62%
Residential real estate	3.00%	3.47%	3.34%	3.91%	4.91%
Personal and home equity	4.10%	4.58%	4.59%	4.59%	5.84%

Total	1.37%	1.87%	2.22%	2.53%	2.88%

Loans past due 60-89 days and still accruing:
Commercial	$1,365	$1,129	$5,064	$3,963	$923
Commercial real estate	5,278	3,588	2,543	2,081	9,777
Construction	—	—	—	68	2,381
Residential real estate	—	655	21	1,135	645
Personal and home equity	462	1,569	1,017	253	809

Total	$7,105	$6,941	$8,645	$7,500	$14,535

Loans past due 60-89 days and still accruing as a percent of total loan type:
Commercial	0.02%	0.02%	0.09%	0.07%	0.02%
Commercial real estate	0.20%	0.14%	0.10%	0.07%	0.36%
Construction	—	—	—	0.05%	0.83%
Residential real estate	—	0.18%	0.01%	0.37%	0.22%
Personal and home equity	0.11%	0.41%	0.25%	0.06%	0.20%

Total	0.07%	0.07%	0.09%	0.08%	0.16%

Loans past due 30-59 days and still accruing:
Commercial	$2,195	$6,141	$901	$3,216	$6,018
Commercial real estate	4,073	5,232	1,314	6,590	3,523
Construction	—	—	—	—	—
Residential real estate	3,260	240	341	4,960	3,800
Personal and home equity	1,837	2,072	1,983	1,754	446

Total	$11,365	$13,685	$4,539	$16,520	$13,787

Loans past due 30-59 days and still accruing as a percent of total loan type:
Commercial	0.03%	0.10%	0.01%	0.06%	0.11%
Commercial real estate	0.15%	0.20%	0.05%	0.23%	0.13%
Construction	—	—	—	—	—
Residential real estate	0.87%	0.07%	0.10%	1.61%	1.28%
Personal and home equity	0.46%	0.54%	0.49%	0.43%	0.11%

Total	0.11%	0.14%	0.05%	0.18%	0.15%

(1)	Refer to Glossary of Terms for definition.
*	Less than 0.01%.

Asset Quality (excluding covered assets(1)) Unaudited (Dollars in thousands)

Nonaccrual Loans Stratification

	$10.0 Million or More	$5.0 to $9.9 Million	$3.0 to $4.9 Million	$1.5 to $2.9 Million	Under $1.5 Million	Total
As of December 31, 2012
Amount:
Commercial	$26,756	$—	$7,709	$2,869	$4,579	$41,913
Commercial real estate	15,890	12,425	4,274	15,473	20,492	68,554
Construction	—	—	—	—	557	557
Residential real estate	—	—	4,789	—	6,435	11,224
Personal and home equity	—	—	3,760	—	12,772	16,532

Total	$42,646	$12,425	$20,532	$18,342	$44,835	$138,780

Number of borrowers:
Commercial	2	—	2	1	26	31
Commercial real estate	1	2	1	7	38	49
Construction	—	—	—	—	2	2
Residential real estate	—	—	1	—	26	27
Personal and home equity	—	—	1	—	39	40

Total	3	2	5	8	131	149

As of September 30, 2012
Amount:
Commercial	$45,603	$—	$7,535	$3,107	$4,937	$61,182
Commercial real estate	31,426	12,528	7,371	19,549	17,183	88,057
Construction	—	—	—	—	557	557
Residential real estate	—	—	4,789	—	7,713	12,502
Personal and home equity	—	—	3,848	—	13,749	17,597

Total	$77,029	$12,528	$23,543	$22,656	$44,139	$179,895

Number of borrowers:
Commercial	3	—	2	2	29	36
Commercial real estate	2	2	2	9	35	50
Construction	—	—	—	—	2	2
Residential real estate	—	—	1	—	28	29
Personal and home equity	—	—	1	—	46	47

Total	5	2	6	11	140	164

Restructured Loans Accruing Interest Stratification
	$10.0 Million or More	$5.0 to $9.9 Million	$3.0 to $4.9 Million	$1.5 to $2.9 Million	Under $1.5 Million	Total
As of December 31, 2012
Amount:
Commercial	$25,073	$13,661	$4,460	$—	$1,073	$44,267
Commercial real estate	—	11,667	—	2,193	898	14,758
Construction	—	—	—	—	—	—
Residential real estate	—	—	—	—	465	465
Personal and home equity	—	—	—	—	1,490	1,490

Total	$25,073	$25,328	$4,460	$2,193	$3,926	$60,980

Number of borrowers:
Commercial	2	2	1	—	3	8
Commercial real estate	—	2	—	1	3	6
Construction	—	—	—	—	—	—
Residential real estate	—	—	—	—	1	1
Personal and home equity	—	—	—	—	1	1

Total	2	4	1	1	8	16

As of September 30, 2012
Amount:
Commercial	$24,992	$14,700	$—	$—	$4,629	$44,321
Commercial real estate	—	5,136	—	4,169	2,641	11,946
Construction	—	—	—	—	—	—
Residential real estate	—	—	—	—	670	670
Personal and home equity	—	—	—	—	1,494	1,494

Total	$24,992	$19,836	$—	$4,169	$9,434	$58,431

Number of borrowers:
Commercial	2	2	—	—	5	9
Commercial real estate	—	1	—	2	6	9
Construction	—	—	—	—	—	—
Residential real estate	—	—	—	—	2	2
Personal and home equity	—	—	—	—	1	1

Total	2	3	—	2	14	21

(1)	Refer to Glossary of Terms for definition.

Foreclosed Real Estate (OREO), excluding covered assets(1) Unaudited (Dollars in thousands)

OREO Properties by Type

	December 31, 2012			September 30, 2012			December 31, 2011
	Number of Properties	Amount	% of Total	Number of Properties	Amount	% of Total	Number of Properties	Amount	% of Total
Single-family homes	50	$6,337	8%	53	$6,636	7%	70	$17,602	14%
Land parcels	170	33,072	40%	244	40,443	41%	262	51,465	41%
Multi-family	6	8,111	10%	11	8,960	9%	15	12,591	10%
Office/industrial	40	27,585	34%	42	33,044	34%	44	37,019	29%
Retail	8	6,775	8%	8	8,750	9%	9	7,052	6%

Total	274	$81,880	100%	358	$97,833	100%	400	$125,729	100%

OREO Property Type by Location

	Illinois	Georgia	Michigan	South Eastern (2)	Mid Western (3)	Other	Total
December 31, 2012
Single-family homes	$4,301	$—	$1,610	$—	$256	$170	$6,337
Land parcels	18,913	2,626	616	7,820	3,097	—	33,072
Multi-family	1,178	—	—	—	—	6,933	8,111
Office/industrial	17,960	598	403	2,852	5,772	—	27,585
Retail	5,584	1,191	—	—	—	—	6,775

Total	$47,936	$4,415	$2,629	$10,672	$9,125	$7,103	$81,880

% of Total	59%	5%	3%	13%	11%	9%	100%

September 30, 2012
Single-family homes	$6,249	$—	$—	$—	$146	$241	$6,636
Land parcels	22,997	2,830	1,757	7,820	5,039	—	40,443
Multi-family	1,835	—	—	—	193	6,932	8,960
Office/industrial	19,755	598	839	2,852	7,321	1,679	33,044
Retail	7,273	1,477	—	—	—	—	8,750

Total	$58,109	$4,905	$2,596	$10,672	$12,699	$8,852	$97,833

% of Total	59%	5%	3%	11%	13%	9%	100%

December 31, 2011
Single family homes	$14,013	$385	$1,718	$—	$608	$878	$17,602
Land parcels	29,370	2,898	3,171	9,568	6,458	—	51,465
Multi-family	3,327	—	—	—	—	9,264	12,591
Office/industrial	18,430	1,656	548	3,762	9,228	3,395	37,019
Retail	4,501	1,615	936	—	—	—	7,052

Total	$69,641	$6,554	$6,373	$13,330	$16,294	$13,537	$125,729

% of Total	55%	5%	5%	11%	13%	11%	100%

(1)	Refer to Glossary of Terms for definition.
(2)	Represents the southeastern states of Arkansas and Florida.
(3)	Represents the Midwestern states of Kansas, Missouri, Wisconsin, Indiana and Ohio.

Allowance for Loan Losses (excluding covered assets(1)) Unaudited (Dollars in thousands)

	4Q12	3Q12	2Q12	1Q12	4Q11
Change in allowance for loan losses:
Balance at beginning of period	$166,859	$174,302	$183,844	$191,594	$200,041
Loans charged-off:
Commercial	(10,388)	(4,062)	(7,769)	(9,549)	(12,991)
Commercial real estate	(8,105)	(16,790)	(17,924)	(25,280)	(24,083)
Construction	30	64	(828)	(1,245)	(1,526)
Residential real estate	(621)	(299)	(1,006)	(1,084)	(1,203)
Home equity	(1,640)	(1,001)	(4)	(483)	(1,340)
Personal	(612)	(1,006)	(6,341)	(2,085)	(290)

Total charge-offs	(21,336)	(23,094)	(33,872)	(39,726)	(41,433)

Recoveries on loans previously charged-off:
Commercial	947	919	634	1,679	830
Commercial real estate	2,133	544	4,150	1,882	1,410
Construction	16	594	1,664	41	109
Residential real estate	106	7	2	11	10
Home equity	52	117	314	26	300
Personal	43	229	163	702	544

Total recoveries	3,297	2,410	6,927	4,341	3,203

Net charge-offs	(18,039)	(20,684)	(26,945)	(35,385)	(38,230)
Provisions charged to operating expense	12,597	13,241	17,403	27,635	29,783

Balance at end of period	$161,417	$166,859	$174,302	$183,844	$191,594

Allocation of allowance for loan losses:
General allocated reserve:
Commercial	$50,450	$49,115	$47,210	$45,850	$46,500
Commercial real estate	52,700	54,500	53,700	57,750	56,000
Construction	2,317	2,200	2,635	1,900	7,650
Residential real estate	5,700	5,100	5,200	5,400	5,400
Home equity	4,000	3,980	4,200	4,700	2,750
Personal	2,860	2,800	3,260	3,295	3,350

Total allocated	118,027	117,695	116,205	118,895	121,650
Specific reserve	43,390	49,164	58,097	64,949	69,944

Total	$161,417	$166,859	$174,302	$183,844	$191,594

Allocation of reserve by a percent of total allowance for loan losses:
General allocated reserve:
Commercial	31%	29%	27%	25%	24%
Commercial real estate	33%	33%	31%	31%	29%
Construction	1%	1%	2%	1%	4%
Residential real estate	4%	3%	3%	3%	3%
Home equity	2%	2%	2%	3%	1%
Personal	2%	2%	2%	2%	2%

Total allocated	73%	70%	67%	65%	63%
Specific reserve	27%	30%	33%	35%	37%

Total	100%	100%	100%	100%	100%

Allowance for loan losses to:
Total loans	1.59%	1.73%	1.85%	1.99%	2.13%
Nonperforming loans	116%	93%	83%	79%	74%

(1) Refer to Glossary of Terms for definition.

Deposits (Dollars in thousands)

	12/31/12	% of Total	09/30/12	% of Total	06/30/12	% of Total	03/31/12	% of Total	12/31/11	% of Total
	unaudited		unaudited		unaudited		unaudited		audited
Noninterest-bearing deposits	$3,690,340	30%	$3,295,568	29%	$2,920,182	27%	$3,054,536	29%	$3,244,307	31%
Interest-bearing demand deposits	1,057,390	9%	893,194	8%	785,879	7%	714,522	7%	595,238	6%
Savings deposits	310,188	3%	245,906	2%	221,816	2%	225,300	2%	210,138	2%
Money market accounts	4,602,632	38%	4,135,689	37%	3,924,206	37%	4,122,532	40%	4,168,082	40%
Brokered time deposits:
Traditional	382,833	3%	562,717	5%	667,454	6%	191,023	2%	20,499	*
Client CDARS (1)	610,622	5%	728,079	6%	762,231	7%	695,458	6%	795,452	8%
Non-client CDARS (1)	—	—	—	—	54,750	1%	75,000	1%	—	—

Total brokered time deposits	993,455	8%	1,290,796	11%	1,484,435	14%	961,481	9%	815,951	8%
Time deposits	1,519,629	12%	1,498,287	13%	1,398,012	13%	1,344,341	13%	1,359,138	13%

Total deposits	$12,173,634	100%	$11,359,440	100%	$10,734,530	100%	$10,422,712	100%	$10,392,854	100%

Client deposits (1)	$11,790,801	97%	$10,796,723	95%	$10,012,326	93%	$10,156,689	97%	$10,372,355	100%

(1) Refer to Glossary of Terms for definition.

* Less than 1%.

Net Interest Margin Unaudited (Dollars in thousands)

	Three Months Ended December 31,
	2012			2011
	Average Balance	Interest (1)	Yield/ Rate	Average Balance	Interest (1)	Yield/ Rate
Assets:
Federal funds sold and other short-term investments	$709,369	$452	0.25%	$334,758	$215	0.25%
Securities:
Taxable	2,055,358	12,938	2.52%	2,023,240	15,173	3.00%
Tax-exempt (2)	205,525	2,227	4.33%	141,405	1,944	5.49%

Total securities	2,260,883	15,165	2.68%	2,164,645	17,117	3.16%

FHLB stock	43,387	168	1.51%	40,804	90	0.86%
Loans, excluding covered assets:
Commercial	6,266,388	71,128	4.44%	5,320,119	62,775	4.62%
Commercial real estate	2,684,361	26,586	3.88%	2,493,296	27,224	4.27%
Construction	185,804	1,803	3.80%	302,632	2,920	3.78%
Residential	401,581	4,037	4.02%	344,002	3,450	4.01%
Personal and home equity	389,235	3,300	3.37%	416,873	3,784	3.60%

Total loans, excluding covered assets (3)	9,927,369	106,854	4.22%	8,876,922	100,153	4.42%

Total interest-earning assets before covered assets (2)	12,941,008	122,639	3.72%	11,417,129	117,575	4.05%
Covered assets (4)	174,679	1,318	2.97%	279,612	2,744	3.85%

Total interest-earning assets (2)	13,115,687	$123,957	3.71%	11,696,741	$120,319	4.04%

Cash and due from banks	146,990			154,163
Allowance for loan and covered loan losses	(190,583)			(220,356)
Other assets	676,682			700,647

Total assets	$13,748,776			$12,331,195

Liabilities and Equity:
Interest-bearing demand deposits	$970,026	$985	0.40%	$599,273	$585	0.39%
Savings deposits	282,493	200	0.28%	210,577	167	0.32%
Money market accounts	4,382,023	4,331	0.39%	4,253,934	4,690	0.44%
Time deposits	1,507,824	4,139	1.09%	1,369,150	4,054	1.17%
Brokered deposits	1,102,772	1,422	0.51%	893,860	1,507	0.67%

Total interest-bearing deposits	8,245,138	11,077	0.53%	7,326,794	11,003	0.60%
Short-term borrowings	20,441	77	1.49%	55,206	152	1.08%
Long-term debt	476,695	7,235	6.00%	379,793	5,511	5.76%

Total interest-bearing liabilities	8,742,274	18,389	0.83%	7,761,793	16,666	0.85%

Noninterest-bearing demand deposits	3,567,785			3,101,145
Other liabilities	177,842			170,546
Equity	1,260,875			1,297,711

Total liabilities and equity	$13,748,776			$12,331,195

Net interest spread (2) (5)			2.88%			3.19%
Effect of noninterest-bearing funds			0.28%			0.29%

Net interest income/margin (2) (5)		$105,568	3.16%		$103,653	3.48%

(1) Interest income included $6.3 million and $6.5 million in loan fees for the three months ended December 31, 2012 and 2011, respectively.

(2) Interest income and yields are presented on a tax-equivalent basis, assuming a federal income tax rate of 35%. This is a non-U.S. GAAP financial measure. Refer to Non-U.S. GAAP Financial Measures for a reconciliation of the effect of the tax-equivalent adjustment.

(3) Average loans on a nonaccrual basis for the recognition of interest income totaled $164.8 million and $291.1 million for the three months ended December 31, 2012 and 2011, respectively, and are included in loans for purposes of this analysis. Interest foregone on nonperforming loans was estimated to be approximately $1.7 million and $3.2 million for the three months ended December 31, 2012 and 2011, respectively, based on the average loan portfolio yield for the respective period.

(4) Covered interest-earning assets consist of loans acquired through an FDIC-assisted transaction that are subject to a loss share agreement and the related indemnification asset.

(5) Refer to Glossary of Terms for definition.

Note: Prior period net interest margin computations were modified to conform with the current period presentation.

Net Interest Margin Unaudited (Dollars in thousands)

	Three Months Ended December 31, 2012			Three Months Ended September 30, 2012
	Average Balance	Interest (1)	Yield/ Rate	Average Balance	Interest (1)	Yield/ Rate
Assets:
Federal funds sold and other short-term investments	$709,369	$452	0.25%	$376,212	$248	0.26%
Securities:
Taxable	2,055,358	12,938	2.52%	2,076,464	13,907	2.68%
Tax-exempt (2)	205,525	2,227	4.33%	188,627	2,118	4.49%

Total securities	2,260,883	15,165	2.68%	2,265,091	16,025	2.83%

FHLB stock	43,387	168	1.51%	43,426	126	1.14%
Loans, excluding covered assets:
Commercial	6,266,388	71,128	4.44%	5,951,785	68,711	4.52%
Commercial real estate	2,684,361	26,586	3.88%	2,645,713	26,924	3.98%
Construction	185,804	1,803	3.80%	174,044	1,659	3.73%
Residential	401,581	4,037	4.02%	369,694	3,739	4.05%
Personal and home equity	389,235	3,300	3.37%	397,174	3,484	3.49%

Total loans, excluding covered assets (3)	9,927,369	106,854	4.22%	9,538,410	104,517	4.29%

Total interest-earning assets before covered assets (2)	12,941,008	122,639	3.72%	12,223,139	120,916	3.89%
Covered assets (4)	174,679	1,318	2.97%	197,630	1,841	3.66%

Total interest-earning assets (2)	13,115,687	$123,957	3.71%	12,420,769	$122,757	3.88%

Cash and due from banks	146,990			144,442
Allowance for loan and covered loan losses	(190,583)			(201,136)
Other assets	676,682			696,676

Total assets	$13,748,776			$13,060,751

Liabilities and Equity:
Interest-bearing demand deposits	$970,026	$985	0.40%	$895,825	$958	0.43%
Savings deposits	282,493	200	0.28%	226,355	163	0.29%
Money market accounts	4,382,023	4,331	0.39%	4,014,467	4,043	0.40%
Time deposits	1,507,824	4,139	1.09%	1,450,904	4,108	1.13%
Brokered deposits	1,102,772	1,422	0.51%	1,406,748	1,752	0.50%

Total interest-bearing deposits	8,245,138	11,077	0.53%	7,994,299	11,024	0.55%
Short-term borrowings	20,441	77	1.49%	36,967	101	1.06%
Long-term debt	476,695	7,235	6.00%	374,793	5,495	5.82%

Total interest-bearing liabilities	8,742,274	18,389	0.83%	8,406,059	16,620	0.79%

Noninterest-bearing demand deposits	3,567,785			3,124,473
Other liabilities	177,842			173,975
Equity	1,260,875			1,356,244

Total liabilities and equity	$13,748,776			$13,060,751

Net interest spread (2) (5)			2.88%			3.09%
Effect of noninterest-bearing funds			0.28%			0.26%

Net interest income/margin (2) (5)		$105,568	3.16%		$106,137	3.35%

(1) Interest income included $6.3 million and $6.5 million in loan fees for the three months ended December 31, 2012 and September 30, 2012, respectively.

(2) Interest income and yields are presented on a tax-equivalent basis, assuming a federal income tax rate of 35%. This is a non-U.S. GAAP financial measure. Refer to Non-U.S. GAAP Financial Measures for a reconciliation of the effect of the tax-equivalent adjustment.

(3) Average loans on a nonaccrual basis for the recognition of interest income totaled $164.8 million and $201.6 million for the three months ended December 31, 2012 and September 30, 2012, respectively, and are included in loans for purposes of this analysis. Interest foregone on nonperforming loans was estimated to be approximately $1.7 million and $2.1 million for the three months ended December 31, 2012 and September 30, 2012, respectively, based on the average loan portfolio yield for the respective period.

(4) Covered interest-earning assets consist of loans acquired through an FDIC-assisted transaction that are subject to a loss share agreement and the related indemnification asset.

(5) Refer to Glossary of Terms for definition.

Note: Prior period net interest margin computations were modified to conform with the current period presentation.

Net Interest Margin Unaudited (Dollars in thousands)

	Years Ended December 31,
	2012			2011
	Average Balance	Interest (1)	Yield/ Rate	Average Balance	Interest (1)	Yield/ Rate
Assets:
Fed funds sold and other short-term investments	$377,827	$965	0.26%	$463,742	$1,181	0.25%
Securities:
Taxable	2,064,893	56,826	2.75%	1,864,583	61,026	3.27%
Tax-exempt (2)	179,594	8,360	4.65%	140,707	8,296	5.90%

Total securities	2,244,487	65,186	2.90%	2,005,290	69,322	3.46%

FHLB stock	42,742	547	1.28%	26,590	391	1.47%
Loans, excluding covered assets:
Commercial	5,843,047	269,284	4.61%	5,130,839	240,123	4.68%
Commercial real estate	2,676,709	109,812	4.10%	2,640,297	112,091	4.25%
Construction	202,825	7,609	3.75%	397,771	14,937	3.76%
Residential	360,904	15,025	4.16%	325,606	14,070	4.32%
Personal and home equity	402,904	14,181	3.52%	438,266	15,751	3.59%

Total loans, excluding covered assets (3)	9,486,389	415,911	4.38%	8,932,779	396,972	4.44%

Total interest-earning assets before covered assets (2)	12,151,445	482,609	3.97%	11,428,401	467,866	4.09%
Covered assets (4)	218,500	7,300	3.34%	317,631	16,137	5.08%

Total interest-earning assets (2)	12,369,945	$489,909	3.96%	11,746,032	$484,003	4.12%

Cash and due from banks	145,200			158,655
Allowance for loan and covered loan losses	(208,577)			(237,038)
Other assets	699,159			685,475

Total assets	$13,005,727			$12,353,124

Liabilities and Equity:
Interest-bearing demand deposits	$829,686	$3,378	0.41%	$587,453	$2,439	0.42%
Savings deposits	238,171	680	0.29%	205,814	786	0.38%
Money market accounts	4,129,620	16,924	0.41%	4,413,971	22,171	0.50%
Time deposits	1,413,462	16,041	1.13%	1,354,246	16,947	1.25%
Brokered deposits	1,176,131	5,791	0.49%	1,210,424	7,729	0.64%

Total interest-bearing deposits	7,787,070	42,814	0.55%	7,771,908	50,072	0.64%
Short-term borrowings	142,720	443	0.31%	74,918	2,011	2.68%
Long-term debt	402,812	23,846	5.92%	401,779	21,936	5.46%

Total interest-bearing liabilities	8,332,602	67,103	0.81%	8,248,605	74,019	0.90%

Noninterest-bearing demand deposits	3,186,562			2,669,924
Other liabilities	170,442			163,756
Equity	1,316,121			1,270,839

Total liabilities and equity	$13,005,727			$12,353,124

Net interest spread (2) (5)			3.15%			3.22%
Effect of non interest-bearing funds			0.27%			0.27%

Net interest income/margin (2) (5)		$422,806	3.42%		$409,984	3.49%

(1) Interest income included $26.3 million and $24.4 million in loan fees for the year ended December 31, 2012 and 2011, respectively.

(2) Interest income and yields are presented on a tax-equivalent basis, assuming a federal income tax rate of 35%. This is a non-U.S. GAAP measure. Refer to Non-U.S. GAAP Measures for a reconciliation of the effect of the tax-equivalent adjustment.

(3) Average loans on a nonaccrual basis for the recognition of interest income totaled $212.2 million and $340.7 million for the year ended December 31, 2012 and 2011, respectively, and are included in loans for purposes of this analysis. Interest foregone on nonperforming loans was estimated to be approximately $8.9 million and $14.4 million for the year ended December 31, 2012 and 2011, respectively, based on the average loan portfolio yield for the respective period.

(4) Covered interest-earning assets consist of loans acquired through an FDIC-assisted transaction that are subject to a loss share agreement and the related indemnification asset.

(5) Refer to Glossary of Terms for definition.

Note: Prior period net interest margin computations were modified to conform with the current period presentation.

Non-U.S. GAAP Financial Measures Unaudited (Amounts in thousands)

This press release contains both financial measures based on accounting principles generally accepted in the United States (U.S. GAAP) and non-U.S. GAAP based financial measures. These non-U.S. GAAP measures include net interest income, net interest margin, net revenue, operating profit and efficiency ratio all on a fully taxable-equivalent basis; Tier 1 common equity to risk-weighted assets, tangible common equity to tangible assets, tangible equity to risk-weighted assets, tangible equity to tangible assets, and tangible book value. We believe that presenting these non-U.S. GAAP financial measures will provide information useful to investors in understanding our underlying operational performance, our business, and performance trends and facilitates comparisons with the performance of others in the banking industry.

We use net interest income on a taxable-equivalent basis in calculating various performance measures by increasing the interest income earned on tax-exempt assets to make it fully equivalent to interest income earned on taxable investments assuming a 35% tax rate. Management believes this measure to be the preferred industry measurement of net interest income as it enhances comparability to net interest income arising from taxable and tax-exempt sources, and accordingly believes that providing this measure may be useful for peer comparison purposes.

In addition to capital ratios defined by banking regulators, we also consider various measures when evaluating capital utilization and adequacy, including Tier 1 common equity to risk-weighted assets, tangible common equity to tangible assets, tangible equity to risk-weighted assets, tangible equity to tangible assets, and tangible book value. These calculations are intended to complement the capital ratios defined by banking regulators for both absolute and comparative purposes. All of these measures exclude from capital the ending balances of goodwill and other intangibles while certain of these ratios exclude preferred capital components. Because U.S. GAAP does not include capital ratio measures, we believe there are no comparable U.S. GAAP financial measures to these ratios. We believe these non-U.S. GAAP financial measures are relevant because they provide information that is helpful in assessing the level of capital available to withstand unexpected market conditions. Additionally, presentation of these measures allows readers to compare certain aspects of our capitalization to other companies. However, because there are no standardized definitions for these ratios, our calculations may not be comparable with other companies, and the usefulness of these measures to investors may be limited.

Non-U.S. GAAP financial measures have inherent limitations, are not required to be uniformly applied, and are not audited. Although these non-U.S. GAAP financial measures are frequently used by stakeholders in the evaluation of a company, they have limitations as analytical tools, and should not be considered in isolation or as a substitute for analyses of results as reported under U.S. GAAP. As a result, we encourage readers to consider our Consolidated Financial Statements in their entirety and not to rely on any single financial measure. The following table reconciles Non-U.S. GAAP financial measures to U.S. GAAP:

	Quarters Ended
	4Q12	3Q12	2Q12	1Q12	4Q11
Taxable-equivalent interest income
U.S. GAAP net interest income	$104,803	$105,408	$105,346	$104,376	$102,982
Taxable-equivalent adjustment	765	729	699	680	671

Taxable-equivalent net interest income (a)	$105,568	$106,137	$106,045	$105,056	$103,653

Average Earning Assets (b)	$13,115,687	$12,420,769	$12,148,279	$11,796,499	$11,696,741

Net Interest Margin ((a) annualized) / (b)	3.16%	3.35%	3.46%	3.53%	3.48%

Net Revenue
Taxable-equivalent net interest income	$105,568	$106,137	$106,045	$105,056	$103,653
U.S. GAAP non-interest income	29,454	27,837	26,246	27,504	25,393

Net revenue (c)	$135,022	$133,974	$132,291	$132,560	$129,046

Operating Profit
U.S. GAAP income before income taxes	$39,765	$38,006	$30,696	$23,950	$20,534
Provision for loan and covered loan losses	13,177	13,509	17,038	27,701	31,611
Taxable-equivalent adjustment	765	729	699	680	671

Operating profit	$53,707	$52,244	$48,433	$52,331	$52,816

Efficiency Ratio
U.S. GAAP non-interest expense (d)	$81,315	$81,730	$83,858	$80,229	$76,230
Net revenue (c)	$135,022	$133,974	$132,291	$132,560	$129,046
Efficiency ratio (d) / (c)	60.22%	61.00%	63.39%	60.52%	59.07%

Non-U.S. GAAP Financial Measures (continued) Unaudited (Amounts in thousands, except per share data)

	Years Ended December 31,
	2012	2011
Taxable-equivalent interest income
U.S. GAAP net interest income	$419,933	$407,127
Taxable-equivalent adjustment	2,873	2,857

Taxable-equivalent net interest income (a)	$422,806	$409,984

Average Earning Assets (b)	$12,369,945	$11,746,032

Net Interest Margin (a) / (b)	3.42%	3.49%

Net Revenue
Taxable-equivalent net interest income (a)	$422,806	$409,984
U.S. GAAP non-interest income	111,041	98,247

Net revenue (c)	$533,847	$508,231

Operating Profit
U.S. GAAP income before income taxes	$132,417	$70,200
Provision for loan and covered loan losses	71,425	132,897
Taxable-equivalent adjustment	2,873	2,857

Operating profit	$206,715	$205,954

Efficiency Ratio
U.S. GAAP non-interest expense (d)	$327,132	$302,277
Net revenue (c)	$533,847	$508,231
Efficiency ratio (d) / (c)	61.28%	59.48%

	Quarters Ended
	4Q12	3Q12	2Q12	1Q12	4Q11
Tier 1 Common Capital
U.S. GAAP total equity	$1,207,166	$1,363,440	$1,334,154	$1,312,154	$1,296,752
Trust preferred securities	244,793	244,793	244,793	244,793	244,793
Less: accumulated other comprehensive income, net of tax	48,064	55,818	50,987	47,152	46,697
Less: goodwill	94,521	94,534	94,546	94,559	94,571
Less: other intangibles	12,828	13,500	14,152	14,683	15,353

Tier 1 risk-based capital	1,296,546	1,444,381	1,419,262	1,400,553	1,384,924
Less: preferred stock	—	241,585	241,185	240,791	240,403
Less: trust preferred securities	244,793	244,793	244,793	244,793	244,793

Tier 1 common capital (e)	$1,051,753	$958,003	$933,284	$914,969	$899,728

Tangible Common Equity
U.S. GAAP total equity	$1,207,166	$1,363,440	$1,334,154	$1,312,154	$1,296,752
Less: goodwill	94,521	94,534	94,546	94,559	94,571
Less: other intangibles	12,828	13,500	14,152	14,683	15,353

Tangible equity (f)	1,099,817	1,255,406	1,225,456	1,202,912	1,186,828
Less: preferred stock	—	241,585	241,185	240,791	240,403

Tangible common equity (g)	$1,099,817	$1,013,821	$984,271	$962,121	$946,425

Tangible Assets
U.S. GAAP total assets	$14,057,515	$13,278,554	$12,942,176	$12,623,164	$12,416,870
Less: goodwill	94,521	94,534	94,546	94,559	94,571
Less: other intangibles	12,828	13,500	14,152	14,683	15,353

Tangible assets (h)	$13,950,166	$13,170,520	$12,833,478	$12,513,922	$12,306,946

Risk-weighted Assets (i)	$12,375,367	$11,804,578	$11,588,371	$11,374,212	$11,191,298

Period-end Common Shares Outstanding (j)	77,115	72,436	72,424	72,415	71,745

Ratios:
Tier 1 common equity to risk-weighted assets (e) / (i)	8.50%	8.12%	8.05%	8.04%	8.04%
Tangible equity to tangible assets (f) / (h)	7.88%	9.53%	9.55%	9.61%	9.64%
Tangible equity to risk-weighted assets (f) / (i)	8.89%	10.63%	10.57%	10.58%	10.60%
Tangible common equity to tangible assets (g) / (h)	7.88%	7.70%	7.67%	7.69%	7.69%
Tangible book value (g) / (j)	$14.26	$14.00	$13.59	$13.29	$13.19

Glossary of Terms

Assets under management and administration (“AUMA”) - Assets held in trust where we serve as trustee or in accounts where we make investment decisions on behalf of clients. AUMA also includes non-managed assets we hold in custody for clients or for which we receive fees for advisory or brokerage services. We do not include these assets on our Consolidated Balance Sheets.

Book value - Total common equity divided by outstanding shares of common stock at end of period.

CDARS® deposit program - A deposit services arrangement that effectively achieves FDIC deposit insurance for jumbo deposit relationships. These deposits are classified as brokered deposits for regulatory deposit purposes; however, we classify certain of these deposits as client CDARS® due to the source being our client relationships and are, therefore, not traditional ‘brokered’ deposits. We also participate in a non-client CDARS® program that is more like a traditional brokered deposit program.

Client deposits - Total deposits, net of traditional brokered deposits and non-client CDARS®.

Common equity - Total equity less preferred stock.

Covered assets - Assets acquired through an FDIC-assisted transaction that are subject to a loss share agreement and are presented separately on the Consolidated Balance Sheets.

Credit quality indicators - The Company has adopted an internal risk rating policy in which each loan is rated for credit quality with a numerical rating of 1 through 8. Loans rated 5 and better (1-5 ratings, inclusive) are credits that exhibit acceptable financial performance, cash flow, and leverage. If any risk exists, we attempt to mitigate by structure, collateral, monitoring, or other meaningful controls. Credits rated 6 are considered special mention as these credits demonstrate potential weakness and that if left unresolved, may result in deterioration in the Company’s credit position and/or the repayment prospects for the credit. Borrowers rated special mention may exhibit adverse operating trends, high leverage, tight liquidity or other credit concerns. Potential problem loans have a risk rating of 7 and are considered inadequately protected by the current net worth and paying capacity of the obligor, the collateral pledged, or guarantors. These loans generally have a well defined weakness or weaknesses that may jeopardize liquidation of the debt and are characterized by the distinct possibility that the Company will sustain some loss if the deficiencies are not resolved. Nonperforming loans include nonaccrual loans risk rated 7 or 8 and have all the weaknesses inherent in a 7-rated potential problem loan with the added characteristic that the weaknesses make collection or liquidation in full, on the basis of currently existing facts, conditions and values, highly questionable and improbable. Special mention, potential problem and nonperforming loans are reviewed at minimum on a quarterly basis, while all other rated credits are reviewed as the situation warrants.

Credit valuation adjustment (“CVA”) - An adjustment may need to be incorporated into the valuation of derivative instruments for nonperformance risk to include the counterparty’s credit risk and the Company’s own credit risk. This adjustment is referred to as the CVA. The CVA represents the credit component of fair value with regard to both client-based trades and the related matched trades with interbank dealer counterparties.

Efficiency ratio - Total non-interest expense divided by the sum of net interest income on a tax equivalent basis and non-interest income. This is a non-U.S. GAAP financial measure.

Fee revenue as percent of total revenue ratio - Total non-interest income less net securities gains (losses) divided by the sum of net interest income and non-interest income less net securities gains (losses).

U.S. GAAP - Accounting principles generally accepted in the United States of America.

Net interest margin - Expressed as a percentage, net interest margin is a ratio computed as annualized taxable-equivalent net interest income divided by average interest-earning assets. The annualization of net interest income for the quarterly yield takes into consideration the interest payment convention at the product level. This is a non-U.S. GAAP financial measure.

Net interest spread - The difference between the average yield earned on interest-earning assets on a taxable-equivalent basis and the average rate paid for interest-bearing liabilities.

Net overhead ratio - Total non-interest expense less non-interest income divided by average total assets.

Net revenue - The sum of taxable equivalent net interest income and non-interest income. This is a non-U.S. GAAP financial measure.

Non-U.S. GAAP - Certain financial measures within this document that are not formally defined by U.S. GAAP or codified in the federal banking regulations. A reconciliation of these non-U.S. GAAP financial measures may be found on the previous pages.

Operating profit - The sum of U.S. GAAP income before income taxes, provision for loan and covered loan losses and taxable-equivalent adjustment. This is a non-U.S. GAAP financial measure.

Risk-weighted assets - Computed by the assignment of specific risk-weights (as currently defined by the Board of Governors of the Federal Reserve System) to assets and off-balance sheet instruments.

Tangible book value - Total common equity less goodwill and other intangibles divided by outstanding shares of common stock at end of period. This is a non-U.S. GAAP financial measure.

Tangible common equity to tangible assets ratio - Tangible common equity divided by tangible assets, where tangible common equity equals total equity less preferred stock, goodwill and other intangible assets and tangible assets equals total assets less goodwill and other intangible assets. This is a non-U.S. GAAP financial measure.

Glossary of Terms (continued)

Taxable-equivalent interest income - The interest income earned on certain assets is completely or partially exempt from Federal income tax. As such, these tax-exempt instruments typically yield lower returns than taxable investments. To provide more meaningful comparisons of yields and margins for all interest-earning assets, we use interest income on a taxable-equivalent basis in calculating average yields and net interest margins by increasing the interest income earned on tax-exempt assets to make it fully equivalent to interest income earned on other taxable investments. This adjustment is not permitted under U.S. GAAP on the Consolidated Income Statement.

Tier 1 common capital - Tier 1 risk-based capital, less preferred equity, less trust preferred capital securities, and less noncontrolling interests.

Tier 1 equity to risk-weighted assets ratio - Tier 1 common capital divided by period-end risk-weighted assets. This is a non-U.S. GAAP financial measure and for purposes of our presentation we calculate risk-weighted assets under current requirements and not under the recently proposed rules issued by banking regulators.

Tier 1 leverage ratio - Tier 1 risk-based capital divided by adjusted average total assets.

Tier 1 risk-based capital - Total equity, plus trust preferred capital securities, plus certain noncontrolling interests that are held by others; less goodwill and certain other intangible assets, less equity investments in nonfinancial companies, less ineligible servicing assets, less disallowed deferred tax assets and less net unrealized holding gains (losses) on available for sale equity securities, available for sale debt securities, and cash flow hedge derivatives.

Tier 1 risk-based capital ratio - Tier 1 risk-based capital divided by period-end risk-weighted assets.

Total risk-based capital - Tier 1 risk-based capital plus qualifying subordinated debt, other noncontrolling interest not qualified as Tier 1, eligible gains on available-for-sale equity securities and the allowance for loan and lease losses, subject to certain limitations.

Total risk-based capital ratio - Total risk-based capital divided by period-end risk-weighted assets.

Transformational and legacy portfolios - We aggregate loans by originating line of business for reserve purposes because of observable similarities in the performance experience of loans underwritten by the business units. Loans originated by the business units that existed prior to the strategic changes in 2007 are considered “legacy” loans. Loans originated by a business unit that was established in connection with or following the business transformation plan are considered “transformational” loans. Renewals or restructurings of legacy loans may continue to be evaluated as legacy loans depending on the structure or defining characteristics of the new transaction. The Company has implemented a line of business model that has reorganized the legacy business units so that after 2009, all new loan originations are considered transformational.